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                        CONSENT OF ARTHUR ANDERSEN LLP
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     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-8) of our report dated March 21, 1997 included in Colorado Gaming & Entertainment Co.'s Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP


Denver, Colorado,
    June 5, 1997